Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:	David Weinberg Chief Operating Officer John Vandemore Chief Financial Officer SKECHERS USA, Inc. (310) 318-3100
Investor Relations:	Andrew Greenebaum Addo Investor Relations (310) 829-5400
Press:	Jennifer Clay Vice President, Corporate Communications SKECHERS USA, Inc. (310) 318-3100

SKECHERS ANNOUNCES FIRST QUARTER 2020 FINANCIAL RESULTS

MANHATTAN BEACH, CA. – April 23, 2020 – SKECHERS USA, Inc. (NYSE:SKX), a global footwear leader, today announced financial results for the first quarter ended March 31, 2020.

First Quarter Results

•	Sales of $1.24 billion, a 2.7 percent decrease
•	Constant currency sales were $1.26 billion, a 1.2 percent decrease
•	Domestic wholesale sales increased 9.0 percent
•	International wholly-owned subsidiary sales increased 9.4 percent
•	Diluted earnings per share were $0.32, a decrease of 54.9 percent
•	Adjusted earnings per share were $0.39, a decrease of 45.1 percent
•	Cash, cash equivalents and investments were $1.37 billion at quarter end

“We are in unprecedented times, facing difficult decisions daily as we navigate this global pandemic that has negatively impacted every business throughout our industry, and most others,” stated Robert Greenberg, chief executive officer of Skechers. “Our priority is the health and welfare of our global team, and we’re taking swift and decisive actions that will ensure Skechers remains a go-to brand as we also prepare for the reopening of markets around the world. We know from the triple-digit growth we are experiencing so far in this month in our ecommerce business and the positive sales trajectory of our recovering business in China, that Skechers’ product continues to resonate with consumers. As our business begins to return to normal, we firmly believe that our retail partners and customers will look to a brand they trust that delivers comfort, innovation, style, and quality at a value.”

“We experienced strong momentum throughout 2019, which continued into the first two months of 2020,” began David Weinberg, chief operating officer of Skechers. “However, due to significantly reduced economic activity in China after January, and the spread of the COVID-19 pandemic around the rest of the world in March, sales decreased 2.7 percent in the first quarter. Until then, Skechers business was on track for a new first quarter sales record. We achieved the highest shipments ever from our North American and European distribution centers in January and February, and our worldwide comparable same store sales increased 9.8 percent in our company-owned direct-to-consumer business for the first two months of the quarter. We believe that our quarterly performance prior to the disruption is a testament to the strength of our product and brand, all of which leads us to believe that when markets reopen, people return to work and customers get back to shopping, Skechers will continue in its position as a leading footwear brand.”

First Quarter 2020 Financial Results

  (Dollars in millions, except per share data)

	Three months ended
	March 31,
	2020	2019
Sales	$1,242.3	$1,276.8
Gross Profit	547.7	590.5
Gross Margin	44.1%	46.3%
SG&A Expenses	508.1	429.8
As a % of Sales	40.9%	33.7%
Earnings from Operations	44.8	165.9
Operating Margin	3.6%	13.0%
Net Earnings	49.1	108.8
Diluted Earnings per Share	$0.32	$0.71

Sales decreased 2.7 percent as a result of a 6.8 percent decrease in its international business which was partially offset by a 2.9 percent increase in the Company’s domestic business. On a constant currency basis, the Company’s total sales decreased 1.2 percent. The Company’s domestic wholesale business increased 9.0 percent, its Company-owned direct-to-consumer business decreased 4.2 percent, and the Company’s international wholesale business decreased 8.4 percent. The Company’s international wholesale business was adversely impacted by results in China, which was down 47 percent in the quarter and impacted by a significant return reserve to keep franchisee inventory levels clean with seasonally appropriate merchandise. Comparable same store sales in Company-owned direct-to-consumer business decreased 8.1 percent, including a decrease of 4.7 percent in the United States and 16.6 percent internationally, reflecting the closure of the majority of its Company-owned stores since mid-March.

Gross margins decreased by approximately 220 basis points as a result of lower international gross margins. There was also a negative impact to gross profit in the quarter related to the acquisition of the Company’s interest in the Mexico joint venture in 2019. During the first quarter, the Company recorded a one-time, non-cash purchase price adjustment of approximately $8.0 million.

SG&A expenses increased $78.3 million, or 18.2 percent in the quarter. Selling expenses increased by $3.8 million, or 5.5 percent, primarily due to higher digital advertising expenses domestically. General and administrative expenses increased by $74.4 million, or 20.7 percent. The increase included $28.1 million associated with its direct-to-consumer business, due to a net increase of 54 new Company-owned Skechers stores, including 16 that opened in the first quarter; $16.2 million related to the inclusion of Mexico operations, including non-cash charges of approximately $7.8 million related to the acquisition of our interest in the joint venture; $7.3 million in China primarily related to the absence of a rebate comparable to prior year; and $9.0 million related to higher compensation and outside services costs.

Earnings from operations decreased $121.1 million, or 73.0 percent, to $44.8 million.

Net earnings were $49.1 million and diluted earnings per share were $0.32. Adjusted net earnings and adjusted diluted earnings per share were $59.9 million and $0.39, respectively, and reflect the impact of negative foreign currency rates and certain purchase price adjustments related to the Company’s acquisition in its Mexico joint venture.

In the first quarter, the Company’s effective income tax rate was 15.3 percent.

Balance Sheet

At quarter-end, cash, cash equivalents and investments totaled $1.37 billion, an increase of $335.3 million, or 32.5 percent from December 31, 2019, and an increase of $487.0 million, or 55.4 percent, over March 31, 2019. The increase reflects the drawdown of the Company’s senior unsecured facility in March.

Total inventory, including inventory in transit, was $985.7 million, a decrease of $84.2 million from December 31, 2019, but an increase of $244.8 million or 33.0 percent over March 31, 2019. The increase reflects the unexpected cessation of wholesale shipping and retail activity at the end of the quarter.

Working capital was $2.187 billion, a $606.1 million increase over December 31, 2019, and a $624.8 million increase over March 31, 2019. This was due to the Company’s drawdown on its senior unsecured credit facility and increased inventory levels globally, partially offset by lower accounts payable balances.

“Despite an extremely strong end to 2019 and equally strong beginning to 2020, we did see a meaningful slowdown in markets impacted by the COVID-19 pandemic,” said John Vandemore, chief financial officer of Skechers. “We have taken decisive action to fortify our business for the duration of this crisis, including drawing down on our senior unsecured credit facility, actively managing operating expenses, inventory levels and production orders, and deferring non-critical capital expenditures. We are confident that the actions we have taken and will continue to take, combined with the global strength of our brand and balance sheet, will position Skechers to successfully navigate this situation, and poise us to return to growth in the future.”

Outlook

The Company is not providing any further financial guidance at this time given the ongoing business disruption and substantial uncertainty surrounding the impact of the COVID-19 pandemic on its business globally.

Store Count

	Number of Store Locations as of			Number of Store Locations as of
	December 31, 2019	Opened	Closed(1)	March 31, 2020
Company-owned domestic stores	497	14	(3)	508
Company-owned international stores	303	2	(1)	304
Joint-venture stores	354	25	(2)	377
Distributor, licensee and franchise stores	2,393	51	(58)	2,386
Total Skechers stores	3,547	92	(64)	3,575

(1) Does not reflect temporary closures due to the COVID-19 pandemic.

First Quarter 2020 Conference Call

The Company will host a conference call today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss its first quarter 2020 financial results. The call can be accessed on the Investor Relations section of the Company’s website at investors.skechers.com. For those unable to participate during the live broadcast, a replay will be available beginning April 23, 2020 at 7:30 p.m. ET, through May 7, 2020, at 11:59 p.m. ET. To access the replay, dial 844-512-2921 (U.S.) or 412-317-6671 (International) and use passcode: 13701352.

About SKECHERS USA, Inc.

Based in Manhattan Beach, California, Skechers designs, develops and markets a diverse range of lifestyle footwear for men, women and children, as well as performance footwear for men and women. Skechers footwear is available in the United States and over 170 countries and territories worldwide via department and specialty stores, more than 3,575 Skechers Company-owned and third-party-owned retail stores, and the Company’s e-commerce websites. The Company manages its international business through a network of global distributors, joint venture partners in Asia, Israel and Mexico, and wholly-owned subsidiaries in Canada, Japan, India, and throughout Europe and Latin America. For more information, please visit about.skechers.com and follow us on Facebook, Instagram, and Twitter.

Reference in this press release to “Sales” refers to Skechers’ net sales reported under generally accepted accounting principles in the United States. This announcement also contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, Skechers’ future domestic and international growth, financial results and operations including expected net sales and earnings, its development of new products, future demand for its products, its planned domestic and international expansion, opening of new stores and additional expenditures, and advertising and marketing initiatives. Forward-looking statements can be identified by the use of forward-looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “could,” “may,” “might,” or any variations of such words with similar meanings. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements. Factors that might cause or contribute to such differences include the disruption of business and operations due to the COVID-19 pandemic; international economic, political and market conditions including the challenging consumer retail markets in the United States; sustaining, managing and forecasting costs and proper inventory levels; losing any significant customers; decreased demand by industry retailers and cancellation of order commitments due to the lack of popularity of particular designs and/or categories of products; maintaining brand image and intense competition among sellers of footwear for consumers, especially in the highly competitive performance footwear market; anticipating, identifying, interpreting or forecasting changes in fashion trends, consumer demand for the products and the various market factors described above; sales levels during the spring, back-to-school and holiday selling seasons; and other factors referenced or incorporated by reference in Skechers’ annual report on Form 10-K for the year ended December 31, 2019. More specifically, the COVID-19 pandemic has had and is currently having a significant impact on Skechers’ business, financial conditions, cash flow and results of operations. Forward-looking statements with respect to the COVID-19 pandemic include, without limitation, Skechers’ plans in response to this pandemic. At this time, there is significant uncertainty about the COVID-19 pandemic, including without limitation, (i) the duration and extent of the impact of the pandemic, (ii) governmental responses to the pandemic, including how such responses could impact Skechers’ business and operations, as well as the operations of its contract manufacturers and other business partners, (iii) the effectiveness of Skechers’ actions taken in response to these risks, and (iv) Skechers’ ability to effectively and timely adjust its plans in response to the rapidly changing retail and economic environment. Taking these and other risk factors associated with COVID-19 into consideration, the dynamic nature of these circumstances means that what is stated in this press release could change at any time, and as a result, actual results could differ materially from those contemplated by such forward-looking statements. The risks included here are not exhaustive. Skechers operates in a very competitive and rapidly changing environment. New risks emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Moreover, reported results should not be considered an indication of future performance.

SKECHERS U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,158,766	$824,876
Short-term investments	130,658	112,037
Trade accounts receivable, net	796,195	645,303
Other receivables	63,685	53,932
Total receivables	859,880	699,235
Inventories	985,659	1,069,863
Prepaid expenses and other current assets	95,444	113,580
Total current assets	3,230,407	2,819,591
Property, plant and equipment, net	787,980	738,925
Operating lease right-of-use assets	1,067,228	1,073,660
Deferred tax assets	48,858	49,088
Long-term investments	77,338	94,589
Other assets, net	183,209	117,090
Total non-current assets	2,164,613	2,073,352
TOTAL ASSETS	$5,395,020	$4,892,943
LIABILITIES AND EQUITY
Current liabilities:
Current installments of long-term borrowings	$16,926	$66,234
Short-term borrowings	13,701	5,789
Accounts payable	624,677	764,844
Operating lease liabilities	189,394	191,129
Accrued expenses	198,292	210,235
Total current liabilities	1,042,990	1,238,231
Long-term borrowings, excluding current installments	669,152	49,183
Long-term operating lease liabilities	977,327	966,011
Deferred tax liabilities	12,948	322
Other long-term liabilities	104,137	103,089
Total non-current liabilities	1,763,564	1,118,605
Total liabilities	2,806,554	2,356,836
Stockholders’ equity:
Skechers U.S.A., Inc. equity	2,347,723	2,314,665
Non-controlling interests	240,743	221,442
Total stockholders' equity	2,588,466	2,536,107
TOTAL LIABILITIES AND EQUITY	$5,395,020	$4,892,943

SKECHERS U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2020	2019
Sales	$1,242,345	$1,276,756
Cost of sales	694,677	686,247
Gross profit	547,668	590,509
Royalty income	5,248	5,201
	552,916	595,710
Operating expenses:
Selling	74,055	70,214
General and administrative	434,051	359,632
	508,106	429,846
Earnings from operations	44,810	165,864
Other income / (expense):
Interest income	2,307	3,142
Interest expense	(1,999)	(1,277)
Other, net	3,471	(4,986)
Total other income / (expense)	3,779	(3,121)
Earnings before income tax expense	48,589	162,743
Income tax expense	7,429	31,724
Net earnings	41,160	131,019
Less: Net earnings / (loss) attributable to non-controlling interests	(7,941)	22,261
Net earnings attributable to Skechers U.S.A., Inc.	$49,101	$108,758
Net earnings per share attributable to Skechers U.S.A., Inc.:
Basic	$0.32	$0.71
Diluted	$0.32	$0.71
Weighted average shares used in calculating net earnings per share attributable to Skechers U.S.A, Inc.:
Basic	153,555	153,480
Diluted	154,652	154,134

SKECHERS U.S.A., INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In thousands)

	Three months ended
	March 31,		Change
	2020	2019	$	%
Sales:
Domestic wholesale	$377,962	$346,694	$31,268	9.0%
International wholesale	575,199	628,067	(52,868)	-8.4%
Direct-to-consumer	289,184	301,995	(12,811)	-4.2%
Total	$1,242,345	$1,276,756	$(34,411)	-2.7%
Gross profit:
Domestic wholesale	$145,277	$126,451	$18,826	14.9%
International wholesale	240,475	288,728	(48,253)	-16.7%
Direct-to-consumer	161,916	175,330	(13,414)	-7.7%
Total	$547,668	$590,509	$(42,841)	-7.3%
Gross margin percentage:
Domestic wholesale	38.4%	36.5%
International wholesale	41.8%	46.0%
Direct-to-consumer	56.0%	58.1%
Total gross margin percentage	44.1%	46.3%

SKECHERS U.S.A., INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES

(Unaudited, dollars in thousands except per share data)

	Three months ended March 31,
	2020				2019	Change
	Reported GAAP Measure	Constant Currency Adjustment(1)	Acquisition- Related Charges (1)	Adjusted for Non-GAAP Measure	Reported GAAP Measure	$	%
Sales	$1,242,345	$19,524	$-	$1,261,869	$1,276,756	$(14,887)	-1.2%
Cost of sales	694,677	12,806	(7,995)	699,488	686,247	13,241	1.9%
Gross profit	$547,668	$6,718	$7,995	$562,381	$590,509	$(28,128)	-4.8%
Royalty income	5,248	(295)		4,953	5,201	(248)	-4.8%
SG&A expenses	508,106	7,852	(7,841)	508,117	429,846	78,271	18.2%
Earnings from operations	$44,810	$(1,429)	$15,836	$59,217	$165,864	$(106,647)	-64.3%
Other income / (expense)	3,779	10,004	(13,877)	(94)	(3,121)	3,027	-97.0%
Income tax expense	7,429	227	-	7,656	31,724	(24,068)	-75.9%
Less: Non-controlling interests	(7,941)	(538)	-	(8,479)	22,261	(30,740)	-138.1%
Net earnings	$49,101	$8,886	$1,959	$59,946	$108,758	$(48,812)	-44.9%
Diluted earnings per share	$0.32	$0.06	$0.01	$0.39	$0.71	$(0.32)	-45.1%

Constant Currency Adjustment and Acquisition Related Charges (1)

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of period-over-period fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the company’s performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior-period exchange rates and comparing these adjusted amounts to our prior period reported results.

The financial information presented above, including Cost of sales, SG&A expenses, and Earnings from operations and Other income / (expense), have been presented excluding the effect of certain items related to the Company’s acquisition of its distributor in Mexico recorded in the first quarter of 2020.

Certain Non-GAAP Measures

We use the non-GAAP financial measures presented above to evaluate our results of operations, financial condition, liquidity and indebtedness. We believe that these non-GAAP measures provides useful information to investors regarding financial and business trends related to our results of operations, cash flows and indebtedness and that when this non-GAAP financial information is viewed with our GAAP financial information, investors are provided with valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the company’s operating performance and liquidity. In addition, these non-GAAP measures address questions the company routinely receives from analysts and investors and, in order to assure that all investors have access to similar data the company has determined that it is appropriate to make this data available to all investors. None of the non-GAAP measures presented should be considered as an alternative to net income or loss, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance and financial condition, liquidity or indebtedness derived in accordance with GAAP. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.